Exhibit 10.2

FIRST AMENDMENT

TO THE

IMS HEALTH INCORPORATED EMPLOYEE PROTECTION PLAN

(as amended and restated effective January 1, 2014)

Effective as of the date written below, the IMS Health Incorporated Employee Protection Plan (the “Plan”), as amended and restated effective January 1, 2014 is amended as follows:

The definition of “Change in Control” is amended to include the following paragraph immediately after subparagraph (e):

“Notwithstanding anything in the Plan to the contrary, in no event shall the execution of the Agreement and Plan of Merger by and between IMS Health Holdings, Inc. and Quintiles Transnational Holdings Inc. dated May 3, 2016, as may be amended, the announcement of the potential transaction contemplated by such agreement nor the consummation of the transaction contemplated by such agreement, constitute a Change in Control for purposes of the Plan.”

In all other respects the Plan remains in full force and effect.

The Leadership Development and Compensation Committee of the IMS Health Holdings, Inc. Board of Directors has caused this instrument of amendment to be executed this first day of June, 2016.

Very truly yours,

IMS HEALTH INCORPORATED

By:	/s/ Harvey A. Ashman
Name: Harvey A. Ashman
Title: Secretary